EXHIBIT 99.1




FOR IMMEDIATE RELEASE
                                                      CONTACT: RONALD GREENSTONE
                                                                  (516) 249-2121




         GREENSTONE ROBERTS ADVERTISING, INC. ANNOUNCES ITS COMMON STOCK
                      DELISTED FROM NASDAQ SMALLCAP MARKET

     MELVILLE, NY, July 27, 1998 -- Greenstone Roberts Advertising, Inc. (NASDAQ:GRRI) announced that, effective with the close of business July 28, 1998, its common stock will be delisted from the Nasdaq SmallCap Market due to its inability to meet certain recent Nasdaq minimum listing requirements. The Company's common stock may be eligible to be traded on the National Association of Securities Dealers, Inc. (NASD) OTC Bulletin Board.

     Greenstone Roberts Advertising, Inc. is one of the nation's leading advertising agencies. In addition to print and broadcast advertising, the agency provides integrated marketing communications services to its clients, including public relations, market research, sales promotion, direct marketing, internet marketing and package design. A member of the American Association of Advertising Agencies, Greenstone Roberts is headquartered in Melville, New York.